                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C., 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 21, 2000



                        COMMISSION FILE NUMBER 000-29165

                         HIGH SPEED NET SOLUTIONS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                   FLORIDA                                  65-0185306
      (STATE OF OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

     TWO HANNOVER SQUARE, SUITE 2120
      434 FAYETTEVILLE STREET MALL
               RALEIGH, NC                                     27601
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                    (ZIP CODE)

                                 (919) 645-2610
                (REGISTRANT'S EXECUTIVE OFFICE TELEPHONE NUMBER)

                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT

(a) On April 17, 2000. Anthony N. DeMint purchased all of the 672,000 shares of J.S.J. Capital Corp's issued and outstanding Common Stock from 3 of the Company's stockholders for total consideration of $200,000.

On April 18, 2000 J.S.J. Capital Corp. accepted the resignations of Jeff P. Ploen, James W. Toot and Lawrence Deitler as Officers and Directors and Anthony
N. DeMint became Sole Director, President, Secretary, Treasurer and the only stockholder of record.

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 18, 2000 between High Speed Net Solutions, Inc., ("HSNS"), a Florida corporation, and J.S.J Capital Corp. ("JSJ"), a Nevada corporation, HSNS has acquired all the outstanding shares of common stock of JSJ from the sole stockholder thereof in an exchange for 50,000 shares of 144 restricted common stock of HSNS in a transaction in which HSNS was the successor corporation.

The Merger was approved by the unanimous consent of the Board of Directors of HSNS on April 18, 2000.

Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, HSNS is the successor issuer to JSJ for reporting purposes under the Securities Exchange Act of 1934, as amended (the "Act").

A copy of the Merger Agreement and Certificate of Merger are filed as exhibits to this Current Report and is incorporated in its entirety herein.

(b) The following table sets forth the only stockholders known by HSNS to be the beneficial owners, of more than five percent (5%) of the outstanding shares of Common Stock of HSNS.


                                          SHARES            PERCENT OF
                                       BENEFICIALLY           SHARES
NAME AND ADDRESS                          OWNED             OUTSTANDING
----------------                      ------------          -----------

Summus Ltd.                          10,151,527 (1)(2)          48.2%
Two Hannover Square, Suite 2120
434 Fayetteville St. Mall
Raleigh, NC 27601

Dr. Bjorn Jawerth                    10,151,527 (1)(2)          48.2%
Two Hannover Square, Suite 2120
434 Fayetteville St. Mall
Raleigh, NC 27601


     The persons and entities named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

     (1) Includes 8,574,360 shares beneficially owned by Summus Ltd. Dr. Jawerth owns 53.6% of the outstanding shares of Summus Ltd., and is the President and Chairman of the Board of Directors of Summus Ltd. Dr. Jawerth exercises shared voting and investment power with respect to all HSNS shares owned by Summus Ltd.

     (2) Includes 1,577,167 shares for which Summus has voting power through voting agreements with and/or proxies from 14 persons.

(c) The table below gives the number of shares of HSNS Common Stock beneficially owned as of April 13, 2000 by persons who were members of the Board of Directors and executive officers of HSNS during 1999 or who are currently members of our Board of Directors or are executive officers.


                                                       SHARES         PERCENT OF
                                                   BENEFICIALLY         SHARES
NAME                                                   OWNED         OUTSTANDING
--------------------                              -------------    ---------------
Andrew L. Fox
Director, Acting President and
Chief Executive
Officer, and Executive Vice President                80,000 (1)(2)        *

Dr. Bjorn Jawerth
Chairman of the Board of Directors               10,151,527 (3)         48.2%

Richard F Seifert
Director                                            250,000 (4)(5)       1.2%

Herman Rush
Director                                                  0               *

Alan Kleinmaier
Executive Vice President, Acting Chief
Financial Officer, Secretary, and Treasurer          90,000 (6)           *

Michael M. Cimino
Former Director, President, Secretary
and Treasurer                                       500,000 (7)          2.4%

Michael Kim
Former President and Chief Executive Officer        265,000 (8)          1.3%

Peter Rogina
Former President and Chief Executive Officer        200,000 (9)           *

All current directors and executive
officers as a group (6 Persons)                  10,571,527 (10)        50.2% (11)


     * Represents beneficial ownership of less than one percent (1%) of Common Stock.

     The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Share ownership also includes shares of Common Stock issuable within 60 days upon exercise of outstanding options.

     (1) These shares do not include 240,000 shares that Mr. Fox may acquire pursuant to stock options exercisable over three years in equal installments from the anniversary date of August 25, 1999.

     (2) These shares represent 80,000 shares that Mr. Fox may acquire pursuant to an agreement with Summus that Summus will transfer 80,000 HSNS shares in exchange for 10,000 Summus shares owned by Mr. Fox.

     (3) These shares include 8,574,360 shares owned by Summus Ltd. Dr. Jawerth owns 53.6% of the outstanding shares of Summus Ltd. and is the President and Chairman of the Board of Directors of Summus Ltd. Dr. Jawerth exercises shared voting and investment power with respect to all HSNS shares owned by Summus Ltd. These shares also include 1,577,167 shares for which Summus has voting power through voting agreements with and/or proxies from 14 persons.

     (4) These shares include 50,000 shares that Mr. Seifert may immediately acquire pursuant to stock options.

     (5) These shares include 200,000 shares that are beneficially owned with his wife, Karen Seifert.

     (6) These shares include 20,000 shares that Mr. Kleinmaier owns with Pamela B. Kleinmaier, the wife of Mr. Kleinmaier. These shares include 50,000 shares that Mr. Kleinmaier may acquire pursuant to stock options immediately exercisable.

     (7) These shares include shares that Mr. Cimino beneficially owns with his wife, Gina M. Cimino.

     (8) These shares include 65,000 shares that Mr. Kim may immediately acquire pursuant to stock options.

     (9) These shares include 200,000 shares that Mr. Rogina may immediately acquire pursuant to stock options, but does not include stock options exercisable for 40,000 shares of Common Stock after July 1, 2000.

     (10) This total counts the percentage of ownership attributable to the Summus shares only once.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     (a) The consideration exchanged pursuant to the Merger Agreement was negotiated between HSNS and JSJ. In evaluating the Merger, JSJ used criteria such as the value of assets of HSNS, HSNS's ability to compete in the marketplace, HSNS's current and anticipated business operations, and HSNS management's experience and business plan. In evaluating JSJ, HSNS placed a primary emphasis on JSJ status as a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, and JSJ's facilitation of HSNS's becoming a reporting company under the Securities Exchange Act.

BUSINESS

GENERAL

      In this filing references to "HSNS", "we", "us", and "our", refer to High Speed Net Solutions, Inc., post merger.

     We are launching a new business of providing clients with a service of delivering audio, video, and graphics content and advertising over the Internet. This business will utilize technology licensed from Summus Ltd. See "New Agreements with Summus."

     As of April 13, 2000, Summus held 8,574,360 shares (40.7% of our outstanding Common Stock, and 38.5% on a fully diluted basis). Summus also has the power to vote an additional 1,577,167 shares of our Common Stock through voting agreements with and/or proxies from 14 persons. Summus' total voting power is 48.2% of our outstanding Common Stock.

HISTORY OF HSNS

     We were incorporated as a Florida corporation in 1984 under the original name of EMN Enterprises, Inc. HSNS is a development stage company and our auditors have raised substantial doubt about our ability to continue operations as a going concern. From our inception in 1984 until mid-1998 HSNS was inactive and had no significant operations.

     In September of 1998, we changed our name from EMN Enterprises to ZZAP.NET, Inc., in association with a transaction in which we acquired all of the assets and liabilities of Marketers World, Inc., in exchange for issuing 9,275,000 shares of our Common Stock, a transaction which was accounted for as a reverse acquisition. While under the name of ZZAP.NET, our Common Stock began trading on the NASD's Over the Counter Bulletin Board (OTCBB). On January 25, 1999, we changed our trading symbol from ZZNT to HSNS to reflect our new name, High Speed Net Solutions, Inc.

     During 1998, we operated our business based on the assets of Marketers World. Marketers World's principal operations were to lease computer systems to businesses and to distribute Internet oriented products and perform related services. During 1998, we were not able to execute these planned activities, other than the sale of pilot products and services. By the end of 1998, all business operations based on Marketer's World assets had ceased. During 1999, our operations were limited to obtaining financing and changing our business plan. In 1998 we had a net loss of $1,709,696 and in 1999 we had a net loss of $10,171,546.

       In February 1999, Summus Ltd., and HSNS entered into the Marketing License Agreement, in which we obtained the right to distribute certain Summus products and technology. The term of the Marketing License Agreement was three years. In exchange for these rights, we agreed to make an upfront payment of $3,000,000 dollars in several installments during the first year of the Marketing License Agreement. We made payments of $2,250,00 in cash toward payment of the $3,000,000. We satisfied the final $750,000 due under the Marketing License Agreement by issuing 1,500,000 shares of our Common Stock to Summus. We terminated the Marketing License Agreement on February 18, 2000 and on that same date entered into new agreements with Summus to support the requirements of our new business plan. The new agreements are for a six year term and give us rights to use certain Summus products and rights to maintenance and support for these products. For a description of the new agreements, see "Business - New Agreements with Summus."

     In August 1999, Summus acquired 9,542,360 shares of our Common Stock (at that time, approximately 51% of our outstanding shares, and approximately 49% on a fully diluted basis) from the shareholders who obtained our stock in our acquisition of Marketers World. As of April 13, 2000, Summus held 8,574,360 shares (40.7% of our outstanding Common Stock, and 38.5% on a fully diluted basis). Summus also has the power to vote an additional 1,577,167 shares of our Common Stock through voting agreements with and/or proxies from 14 persons. Summus' total voting power is 48.2.0% of our outstanding Common Stock.

     Andrew L. Fox became our acting president and chief executive officer in August of 1999 to develop and start our business operations. In September of 1999, we moved our operations from Florida to Raleigh, North Carolina into office space at 434 Fayetteville St. Mall, Suite 2120.

HSNS AND SUMMUS RELATIONSHIP

     Our business is to deliver audio, video, and graphics content and advertising over the Internet for our clients. We plan to offer this service under the brand name of Rich Media Direct. Summus is currently developing some of the software products we will use to accomplish this delivery for our customers. We have licensed from Summus the suite of software products labeled MaxxSystem. The MaxxSystem products enable us to incorporate audio, video, and graphics content and advertising into emails for delivery over the Internet. To license MaxxSystem from Summus under the new agreements, we pay Summus ten percent (10%) of the revenue we generate from the use of MaxxSystem for revenue amounts above $10 million dollars. We have the right to all future versions of MaxxSystem as part of the maintenance and support fee of $180,000 that we pay to Summus in years two through six of the term of the license.

     We launched our service to deliver content and advertising over the Internet on January 14, 2000. In order to ramp up our business operations and satisfy anticipated future customer demand, we will borrow resources from Summus to satisfy basic business needs such as operations, communications, website development and product management. This borrowing of resources is meant to temporarily support our operations until qualified individuals can be hired to operate these functions. HSNS is borrowing these resources from Summus under an oral agreement and we will pay to Summus, without interest, the value of the resources we have borrowed. HSNS is currently in the process of recruiting these individuals.

RICH MEDIA DIRECTSM SERVICE.

     We announced our Rich Media Direct service in January of 2000. Rich Media Direct is an Internet direct marketing service that delivers advertising and content over the Internet to targeted demographic groups through applications such as opt-in email. This service allows customers to distribute content and advertisements for purposes such as creating or increasing (1) product or brand awareness, (2) customer traffic to web properties, and (3) revenue for Internet web sites. Our Rich Media Direct service will provide customers with dedicated bandwidth and a distributed infrastructure to efficiently distribute content and advertisements to targeted audiences. Our service will allow our customers to provide to us the list of email recipients. We will then deliver content or advertising to the recipients on the list. Alternatively, we can identify a targeted group and purchase distribution lists from third-parties, provided that these lists contain individuals who have requested that content and advertising be sent to them.

INTELLECTUAL PROPERTY

     We do not hold any patents nor do we hold any trademark or servicemark registrations. We do not have any U.S. patent applications pending. We recently filed a US servicemark application for Rich Media DirectSM and we intend to file applications for the same mark in some foreign countries. There is no assurance, however, that our servicemark application will result in our service mark being approved.

     Our success and ability to compete are substantially dependent upon technology and intellectual property. While we will rely on copyright, trade secret and trademark law to protect our technology and intellectual property, we believe that factors such as the technological and creative skills of our personnel, new service developments and frequent service enhancements are more essential than establishing and maintaining an intellectual property leadership position.

NEW AGREEMENTS WITH SUMMUS

     To facilitate the implementation of our business plan, in February of 2000, we entered into a Master Agreement with Summus Ltd. ("Summus"). The Master Agreement includes a Software License Agreement ("SLA"), a Software Maintenance Agreement ("SMA") and a Revenue Sharing Agreement ("RSA") (collectively with the Master Agreement and a letter agreement between High Speed and Summus, dated March 13, 2000, the "New Agreements"). The New Agreements entirely replace the Marketing License Agreement and the related agreements incorporated by it or referenced by it, and replace the various letter agreements between Summus and us concerning one potential customer, Samsung Electronics of America, Inc. (collectively, the "Terminated Agreements"). Under the terminated Marketing License Agreement, we made payments of $2,250,000 in cash toward payment of the $3,000,000. We satisfied the final $750,000 due under the Marketing License Agreement by issuing 1,500,000 shares of our Common Stock to Summus.

     The New Agreements give us a nonexclusive license to a suite of products Summus has labeled MaxxSystem. MaxxSystem allows us to perform various services for our customers. We can create audio, video, animation, and graphical content. With MaxxSystem, we can manage, categorize, and track this content to organize it for delivery to recipient lists. We will deliver this content for our customers over the Internet or over private networks using MaxxSystem. To perform this delivery, MaxxSystem uses a compression technique developed by Summus and marketed under the brand name of Dynamic Wavelets.

PROPERTIES

     Our headquarters is in 1,900 square feet of office space located at 434 Fayetteville Street Mall, Suite 2120, in Raleigh, North Carolina. Our lease expires September 30, 2004. We pay $31,054 on an annualized basis. We believe the terms are consistent with local market conditions. We plan to lease an additional 2,100 square feet in the same building in the second quarter of 2000.

     The space that we currently occupy, combined with the planned additional space, is adequate for our projected growth needs over the next 12 months.

CURRENT DIRECTORS

     The following table sets forth information regarding the members of our Board of Directors:


First Year                     Elected as         Term
Name                           Director           Expires         Age
---------------------------   ---------         ---------        -----
Dr. Bjorn Jawerth                2000              2001            47
William Bradford Silvernail      2000              2001            41
Andrew L. Fox                    2000              2001            36
Richard F. Seifert               1999              2001            49
Herman Rush                      2000              2001            70


EXECUTIVE OFFICERS

       Executive Officers are elected annually and serve at the pleasure of the Board of Directors. Our current executive officers are as follows:


Name             Office                                        Officer Since   Age
-------------    ------------------------------------------    -------------  ----
Andrew L. Fox     Acting President and Chief Executive Officer      1999       36
                  Executive Vice President

Alan Kleinmaier   Executive Vice President, Acting Chief
                  Financial Officer, Secretary, and Treasure        2000       52


BIOGRAPHIES OF DIRECTORS AND EXECUTIVE OFFICERS

     Andrew L. Fox is our acting President and Chief Executive Officer and our Executive Vice President. Before coming to HSNS, Mr. Fox spent over 2 1/2 years at RealNetworks as a Senior Marketing Manager where he managed marketing and sales operations for the corporate enterprise division of RealNetworks. Before RealNetworks, Mr. Fox spent 10 years at IBM in a variety of sales, marketing and product management roles. He was responsible for marketing and sales for IBM's Wireless Data Division and was a product manager at IBM's Networking Hardware Division. Summus Ltd. also employed Mr. Fox from August 1999 until January 2000 as its Executive Vice President of Sales and Marketing during which time Mr. Fox also served as a member on the board of directors of Summus. Mr. Fox has an MBA degree from Duke University's Fuqua School of Business and an undergraduate degree in Computer Science and Electrical Engineering from Duke's School of Engineering

     Dr. Bjorn Jawerth, Chairman, President and Founder of Summus Ltd., received an M.Sc. In Mathematics and Statistics, as well as an M.Sc. In Technical Physics and Electrical Engineering in 1974 from Lund Institute of Technology, Lund, Sweden. He also received his Ph.D. in Mathematics from Lund Institute in 1977. Dr. Jawerth is the David W. Robinson Palmetto Professor, Professor of Mathematics and Adjunct Professor of Computer Science at the University of South Carolina. Dr. Jawerth founded Summus Ltd. in 1991 and has been employed with Summus since that time. He directs a group of approximately 50 researchers in Mathematics, Computer Science, Mechanical Engineering and Chemistry at the University of South Carolina and Chalmers University of Technology in Gothenburg, Sweden. Dr. Jawerth has more than 25 years of experience as a consultant in the areas of image processing and finite element analysis. Dr. Jawerth has over 90 publications to his credit in books and referred journals. He has won and administered numerous grant awards from both industry and government agencies such as the Office of Naval Research, the Air Force Office of Scientific Research, the Army's NVESD, the NSF and DARPA. His research interests include computational harmonic analysis and partial differential equations, image processing and pattern recognition.

     Alan Kleinmaier is our Executive Vice President, Acting Chief Financial Officer, Secretary, and Treasurer. Mr. Kleinmaier has more than 20 years of management experience. From 1976 to 1992, he served as President and CEO of Specialty Retail Concepts, Inc., a retail chain of more than 400 confectioneries and coffee stores which he founded in 1976. From 1993 to 1998, Mr. Kleinmaier was a principal and consultant for EK Retail Group, Inc., a privately held management and consulting firm. Mr. Kleinmaier is currently the Acting Chief Financial Officer of Summus Ltd. He joined Summus in May 24, 1999. Mr. Kleinmaier is a graduate of the University of North Carolina, Chapel Hill, where he was a Morehead Scholar. Mr. Kleinmaier is also a graduate of University of North Carolina School of Business Executive Program and holds his North Carolina Real Estate Broker's license.

     W. Bradford Silvernail is the Chief Executive Officer of Summus Ltd. Mr. Silvernail joined Summus in May 1999 and brings a strong background in general management, technology and product management and marketing and sales. Mr. Silvernail's most recent position before joining Summus Ltd. was General Manager, Metering Systems, ABB Power T&D Company that developed energy information solutions for the deregulating electric utility industry. Mr. Silvernail was employed at ABB from 1997 to 1999. In a little over two years, Mr. Silvernail put in place a management team and a functional business with software development, product management and marketing and sales with a staff of over 50. Prior to joining ABB, Mr. Silvernail spent more than fifteen years with IBM Corporation in a variety of business unit management, product management and sales positions associated with wireless, mobile computing and networking products. Mr. Silvernail received a B.A. in Communications from Auburn University in 1980 and an M.S. in Telecommunications from Syracuse University in 1981.

     Richard Seifert is a Director at HSNS, having joined us in March of 1999 as the Vice President of Operations. In late 1999 Mr. Seifert discontinued his operational role but continued to serve us as a member of our board of directors. Under and advisory and consulting agreement with us, Mr. Seifert has been involved in formulating strategic partnerships and raising capital for us. Mr. Seifert has over 20 years experience in the areas of business development, finance, strategic planning and marketing. Mr. Seifert began his career in the aviation industry where he flew and ran operations for several private and commercial airlines, including Summit Airlines, Air Indiana, Nevada Airlines, and the Royal Family of Saudi Arabia. Mr. Seifert holds a degree in Business Administration from Montgomery County College and Penn State University.

     Herman Rush is a Director at HSNS, having joined us in March of 2000. Mr. Rush is recognized as a leader in the entertainment industry with over 30 years experience in executive, production and sales position. He was the CEO and President of Columbia Pictures Television Group from 1966 to 1976. Mr. Rush was responsible for creating and producing such shows as The Montel Williams Show, and remains an executive producer to the series. He also previously served as Chairman and CEO of Coca-Cola Telecommunications, senior vice president of the Entertainment Business Sector of The Coca-Cola Company, and as a member of the Board of Directors of Columbia Pictures Industries. Mr. Rush is currently the Chairman of New Tech Entertainment, and Internet Production company, that, in association with American Interactive Media, is currently producing nine Internet program sites.

     Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table and the narrative text disclose the compensation paid during 1999, 1998, and 1997 to the various individuals who served as our President and Chief Executive Officer 1999. The table also shows the three (3) other highest paid executive officers whose annual salary and bonuses exceeded $100,000 during 1999, including individuals who were not serving as an executive officer at the end of 1999.

                           Summary Compensation Table


                                             Annual Compensation                 Long Term Compensation
                                             -------------------                ------------------------
                                                                                                 Awards
                                             Annual                 Other       Restricted      Options/   All Other
Name and                                     Salary      Bonus   Compensation     Stock           SARS    Compensation
Principal Position                Year         ($)      ($) (1)      ($)          Awards           (#)         ($)
------------------                ----         ---      -------      ---          ------           ---         ---
Andrew L. Fox                     1999       66,100     55,000      30,891             (2)      240,000        (2)
Director, Acting President        1998           --         --          --             --            --        --
And Chief Executive Officer,      1997           --         --          --             --            --        --
Executive Vice President

Alan Kleinmaier                   1999           (2)        (2)     13,300             (2)       50,000        (2)
Executive Vice President,         1998           --         --          --             --            --        --
Acting Chief Financial            1997           --         --          --             --            --        --
Officer, Secretary, and
Treasurer

Michael Cimino                    1999           (2)        (2)     50,879        425,000            (2)       (2)
Former President and Chief        1998           (2)        (2)     11,000        705,000            (2)       (2)
Executive Officer,                1997           --         --          --             --            --        --
Secretary, and Treasurer

Michael Kim                       1999       66,346         (2)     12,153             (2)      265,000   100,000
Former President and Chief        1998           --         --          --             --            --        --
Executive Officer                 1997           --         --          --             --            --        --

Peter Rogina                      1999       17,308         (2)      8,895             (2)      240,000   110,000
Former President and Chief        1998           --         --          --             --            --        --
Executive Officer                 1997           --         --          --             --            --        --

Richard Seifert                   1999       24,000         (2)    112,646             (2)      250,000        (2)
Former Vice President of          1998           --         --          --             --            --        --
Operations                        1997           --         --          --             --            --        --



     (1) Amounts in this column include amounts earned during the year specified but deferred for payment either the following year or thereafter.

     (2) No compensation of this type received.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

     Our Common Stock, $.001 par value, is traded in the over-the-counter market and is quoted on the NASD Over The Counter Bulletin Board ("OTCBB") under the symbol "HSNS." Prior to January 25, 1999, we were quoted on the OTCBB under the symbol "ZZNT."

     The following tables set forth the high and low daily bid prices for each quarter during the entire trading history of our Common Stock as reported by the OTCBB. Such quotations reflect inter-dealer prices without markup, markdown or commissions and may not necessarily represent actual transactions.


2000                           LOW                     HIGH
---------                    -------                 --------
First Quarter                 $11.750                 $32.375
Second Quarter through        $ 6.880                  $13.25
April 13, 2000


1999                           LOW                     HIGH
--------                     --------                --------
First Quarter                 $ 1.125                 $ 2.250
Second Quarter                $ 1.250                 $ 4.750
Third Quarter                 $ 1.440                 $ 6.590
Fourth Quarter                $ 4.062                 $18.125


1998                           LOW                     HIGH
-------                    ----------                --------
First Quarter               Not Traded              Not Traded
Second Quarter              Not Traded              Not Traded
Third Quarter                 $ 2.125                 $ 7.250
Fourth Quarter                $ 2.125                 $ 5.875

     The OTCBB is a regulated quotation service that displays real-time quotes and volume information in over-the-counter (OTC) equity securities. The OTCBB does not impose listing standards or requirements, does not provide automatic trade executions and does not maintain relationships with quoted issuers. Stocks traded on the OTCBB may face a loss of market makers, lack of readily available bid and ask prices for its stock, experience a greater spread between the bids and ask price of its stock and a general loss of liquidity with its stock. In addition, certain investors have policies against purchasing or holding OTC securities. Both trading volume and the market value of our securities have been, and will continue to be, materially affected by the trading on the OTCBB.

DESCRIPTION OF REGISTRANT'S SECURITIES

     In accordance with our amended and restated certificate of incorporation, we are authorized to issue up to 50,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of April 13, 2000, there were 21,062,149 shares of Common Stock outstanding. As of April 13, 2000, there were 2000 shares issued and outstanding of our Series A Convertible Preferred Stock. We have no other class or series of preferred stock.

COMMON STOCK

     As of April 13, 2000, there were 21,062,149 shares of Common Stock outstanding. In addition, as of April 13, 2000, there were outstanding stock options to purchase 1,070,000 shares of Common Stock. If the 2,000 shares of Series A Convertible Preferred Stock issued and outstanding were to convert to Common Stock, then an additional 140,449 shares of our Common Stock would be issued and outstanding. Based upon the number of shares outstanding as of April 13, 2000, and giving effect to the issuance of Common Stock upon the exercise of all outstanding stock options, assuming that these options fully vest, and the conversion of all of the Series A Convertible Preferred Stock into Common Stock, there would be 22,272,598 shares of Common Stock outstanding.

     Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Holders of Common Stock are entitled to receive ratably the dividends, if any, declared from time to time by the board of directors out of legally available funds. Holders of Common Stock have no conversion, redemption or preemptive rights to subscribe to any of our securities. In the event of any liquidation, dissolution or winding-up of our affairs, holders of Common Stock will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors. The rights, preferences and privileges of holders of Common Stock may be subject to the rights of the holders of any shares of preferred stock, which we may issue in the future.

PREFERRED STOCK

     As of April 13, 2000, there were 2000 shares issued and outstanding of our Series A Convertible Preferred Stock. We have no other class or series of preferred stock. Before February 28, 2000, we had never issued any shares of preferred stock.

     We have recently amended and restated our articles of incorporation to eliminate the specific rights and privileges originally associated with our preferred stock. We have replaced these specific rights and privileges with language in our articles of incorporation granting the board of directors the power to determine by resolution at a future date the designations, rights and privileges of the preferred stock.

     The board of directors, without further action by shareholders, may from time to time authorize the issuance of shares of preferred stock in one or more series and with certain limitations, rights, preferences, qualifications, or restrictions thereon and the number of shares constituting such series and the designation of such series. Satisfaction of any dividend preferences on outstanding preferred stock would reduce the amount of funds available for the payment of dividends on our Common Stock. Holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution, or winding up of HSNS before any payment is made to the holders of Common Stock. In addition, under certain circumstances, the issuance of such preferred stock may render more difficult or tend to discourage a change in control of HSNS. The board of directors of HSNS, without shareholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the rights of holders of Common Stock.

     On February 28, 2000, we designated a series of Preferred Stock called Series A Convertible Preferred Stock consisting of 10,000 shares. The rights of the Series A Convertible Preferred Stock include the following rights: (i) a cumulative dividend of $80 each year per share of Series A Convertible Preferred Stock, and we have the right to pay this dividend by issuing additional shares of Series A Convertible Preferred Stock; (ii) no voting rights except for the right to approve by a majority vote of the holders of the Series A Convertible Preferred Stock our issuance of any shares of a series or class of preferred stock that ranks senior to the Series A Convertible Preferred Stock and any voting rights required under Florida law; (iii) the right to convert the Series A Convertible Preferred Stock into shares of our Common Stock at a conversion price of $14.24 divided into the liquidation preference, subject to anti dilution adjustment in the case of Common Stock dividends, splits and reorganizations; and (iv) a liquidation preference of $1,000 per share of Series A Convertible Preferred Stock, plus accrued unpaid dividends, payable in the event of any liquidation, dissolution, or winding up of High Speed. After March 1, 2002, we have the right to redeem any outstanding shares of the Series A Convertible Preferred Stock at a redemption price of $1,000 per share of Series A Convertible Preferred Stock plus accrued dividends that have not been paid.

     On February 28, 2000 we issued 2,000 shares of our Series A Convertible Preferred Stock for consideration of $2,000,000. If the 2,000 shares of Series A Convertible Preferred Stock issued and outstanding were to convert to Common Stock, then an additional 140,449 shares of our Common Stock would be issued and outstanding. If we sold the total authorized 10,000 shares of Series A Convertible Preferred Stock, and if all 10,000 shares were to convert to Common Stock, then an additional 702,247 shares of our Common Stock would be issued and outstanding.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(A) PREVIOUS INDEPENDENT ACCOUTANT

      (i) In November 1999, we engaged Ernst & Young LLP as our independent auditors. Ernst & Young has audited our financial statements for the years ended December 31, 1998 and 1999. Barry L. Friedman, P.C. ("Friedman"), which had served as our independent auditors in prior years, was dismissed by High Speed on the date Ernst & Young was engaged.

      (ii) The report of Friedman on the financial statements of our company for the period January 1, 1998 to July 22, 1998 and for the two years in the period ended December 31, 1997 included an explanatory paragraph regarding the company's ability to continue as a going concern.

      (iii) The change in our independent auditors was approved by our Board of Directors.

      (iv) In connection with the audits performed by Friedman, there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Friedman, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements of the company for such periods.

      (v) During the time period Friedman performed his audits and through the date of dismissal, there were no "reportable events", as that term is defined in Item 304(a) (1) (v) of Regulation S-K, with respect to the services provided by Friedman.

      High Speed requested that Friedman furnish it with a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter is filed as Exhibit 16 to this document.

(B) NEW INDEPENDENT AUDITORS

      During our two most recent fiscal years and through the date of the engagement of such firm, High Speed did not consult with Ernst & Young LLP on matters (i) regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on High Speed's financial statements, or (ii) which concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K, Item 304).

ITEM 5. OTHER EVENTS

     Successor Issuer.

      Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company is the successor issuer to JSJ for reporting purposes under the Securities Exchange Act of 1934,

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      On April 18, 2000 JSJ accepted the resignations of Jeff P. Ploen, James W. Toot and Lawrence Deitler, as Officers and Directors and Anthony N. DeMint became Sole Director, President, Secretary, Treasurer and the only stockholder of record.

      Pursuant to the merger the Officers and Directors of HSNS, the successor corporation, will remain the same. (see Item 2 - "Current Directors" and "Executive Officers.")

ITEM 7. FINANCIAL STATEMENTS

      Audited financial statements of HSNS are filed herewith along with Proforma financial statements.

ITEM 8. CHANGE IN FISCAL YEAR

      JSJ has a fiscal year that ends on October 31. HSNS, as the surviving corporation, has a fiscal year that ends on December 31. Therefore, as of the date of the merger, April 24, 2000, the fiscal year end is December 31 and any report covering any transition period required to be covered will be filed on HSNS' next filing on Form 10-Q.

EXHIBITS

1.1* Agreement and Plan of Merger between High Speed Net Solutions, Inc. and J.S.J. Capital Corp.

1.2* Certificate of Merger between High Speed Net Solutions, Inc. and J.S.J. Capital Corp.

1.3*    Unanimous consent of Stockholder

1.4**   Audited Financial Statements of High Speed Net Solutions, Inc.

1.5**   Proforma Financial Statements after Merger

1.6**   Audited Financial Statements of Summus, Ltd.

16.02** Letter from Barry L. Friedman, P.C. regarding change in Certifying
        Accountant dated September 21, 2000

-----------
* Included as an Exhibit to Form 8-K filed with the Securities and Exchange Commission on May 8, 2000

** Filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HIGH SPEED NET SOLUTIONS, INC.


Date: October 17, 2000


                                        By /s/ Robert S. Lowrey
                                           Robert S. Lowrey
                                           Chief Financial Officer